Exhibit 5.1

Date: March 24, 2026

To:

ParaZero Technologies Ltd.

1 Hatachana Street

Kfar Saba, 4453001

Israel

Re: ParaZero Technologies Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to ParaZero Technologies Ltd. (the “Company”), an Israeli corporation, in connection with the issuance and sale by the Company to purchasers, in a direct-registered offering (the “Offering”), of (i) 1,208,333 ordinary shares, par value NIS 0.02 per share, of the Company (the “Ordinary Shares”, and such number of Ordinary Shares, the “Purchased Shares”) and (ii) 4,125,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,125,000 Ordinary Shares at a nominal exercise price of $0.00001 per Pre-Funded Warrant Share (the “Pre-Funded Warrant Shares”).

The Purchased Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being registered under the Company’s shelf registration statement on Form F-3 (File No. 333-281443) (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) on August 9, 2024. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion letter, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement filed by the Company with the SEC and to which this opinion letter is filed as an exhibit, the exhibits to the Registration Statement, the prospectus supplement, dated March 23, 2026, filed in respect of the Offering, copies of the Company’s articles of association, as amended and resolutions of the Company’s Board of Directors and Pricing Committee. We have also examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, certificates, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary for the basis of our opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based on and subject to the foregoing, we are of the opinion that (i) the Purchased Shares are duly and validly issued, fully paid and non-assessable; and (ii) the Pre-Funded Warrant Shares have been duly authorized, and when a Pre-Funded Warrant is exercised by a purchaser pursuant to the terms thereof, including payment of the exercise price as provided for in the applicable Pre-Funded Warrant, the Pre-Funded Warrant Shares issuable consequently to such exercise by the Company to such purchaser will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of State of Israel and have not, for the purpose of giving the opinions set forth herein, made any investigation of the laws of any jurisdiction other than State of Israel and have not, for the purpose of giving the opinions set forth herein, made any investigation of the laws of any jurisdiction other than the State of Israel. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law be changed by legislative action, judicial decision or otherwise or in the event of any change in facts, circumstances, events or developments of which we become aware. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe or admit that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ Gornitzky & Co., Advocates
Gornitzky & Co., Advocates